Exhibit 99.2

FOR IMMEDIATE RELEASE

Contact:

Katharine W. Kenny

Vice President, Investor Relations

(804) 788-1824

MASSEY ENERGY CORRECTS INACCURACY IN PRESS RELEASE

Richmond, Virginia, October 3, 2006 - Massey Energy Company (NYSE:MEE) today corrected an error in its previous press release which identified a piece of equipment that sat idle for two weeks due to an electrical failure as a P&H shovel.

The shovel in question was not equipment produced by P&H, a valued and important supplier to Massey Energy, and the Company regrets its inadvertent error.

Massey Energy Company, headquartered in Richmond, Virginia, with operations in West Virginia, Kentucky and Virginia, is the fourth largest coal producer by revenue in the United States.

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